Doc# 1154348\2


                                                           EXHIBIT 5.1




                            November 19, 1999

     Ault Incorporated
     7105 Northland Terrace
     Minneapolis, MN 55428-1028

          Re: Opinion of Counsel as to Legality of 250,000 Common Shares to be Registered under the Securities Act of 1933

     Ladies and Gentlemen:

          This  opinion  is furnished in connection  with
     the registration under the Securities Act of 1933 on
     Form S-8 of 250,000 Common Shares, no par value,  of
     Ault   Incorporated  (the  "Company")   offered   to
     employees  of  the  Company  pursuant  to  the  Ault
     Incorporated 1996 Stock Option Plan (the "Plan").

          As general counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 250,000
     Common Shares to be offered by the Company under the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

          The undersigned hereby consent to the filing of
     this   opinion  with  the  Securities  and  Exchange
     Commission   as  an  Exhibit  to  the   Registration
     Statement with respect to said Common Shares under the Securities Act of 1933.

                                   Very truly yours,

                                   LINDQUIST & VENNUM P.L.L.P.


                                   /s/ Lindquist & Vennum P.L.L.P.